Exhibit 2.4

AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of the 23rd day of September, 2005 (“Effective Date”) by and between DotCom Corporation, a North Carolina corporation whose principal offices are located at 1135 Kildaire Farm Road, Suite 200, Cary, NC 27511 (“Seller”), and InterSearch Group, Inc., a Florida corporation whose principal offices are located at 250 Montgomery Street, Suite 1200, San Francisco, CA 94104 (“Buyer” or “InterSearch”).

RECITALS

A. Seller is the current registrant of, and owns registration rights to, the domain name www.irs.com (the “Domain Name”) and operates the business associated with the Domain Name (the “Business”).

B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain property and assets of Seller, including the Domain Name and all registration and certain other rights therein, which are used in the Business.

C. Seller and Buyer have entered into that certain Asset Purchase Agreement (“APA”) dated effective as of the 13th day of July, 2005, which was subsequently amended pursuant to amendments dated effective as of the 12th day of August, 2005 (“Amendment No. 1”), the 26th day of August, 2005 (“Amendment No. 2”) and the 30th day of August, 2005 (“Amendment No. 3”), and the Amended and Restated Asset Purchase Agreement dated as of the 2nd day of September, 2005.

D. Seller and Buyer now desire to modify the terms of the Asset Purchase Agreement, as amended.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1	PURCHASE AND SALE OF ASSETS

1.1. Assets to be Transferred.

Subject to the terms and conditions of this Agreement and except as provided in Section 3.1, on the Closing Date (as hereinafter defined) Seller shall sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase, all of the rights, claims and assets of Seller used, held for use, or acquired or developed for use in the Business, other than assets expressly defined in this Agreement as Excluded Assets (collectively, the “Purchased Assets”). The Purchased Assets shall include the following:

1.1.(a) Domain Name. All of Seller’s right, title and interest in, to and associated with the Domain Name, including, but not limited to, all registrations, trademark rights, if any, in the Domain Name and Internet traffic to the Domain Name.

1.1.(b) Web Site. All right, title and interest in and to the web site used in the Business (the “Web Site”), including, but not limited to, the copyrights in and to web pages designed for the Web Site. As used herein, the term “Web Site” includes, without limitation, the Intellectual Property (as defined herein) made available on web pages under the Domain Name; all log files, and reports associated therewith and all associated rights; page layouts for the Web Site, including copies of alternate homepage design concepts; all graphics and logos owned by Seller used at and for the Web Site; online forms and search engines used in connection with the Web Site; all databases and data (including user data) owned by Seller and associated with the Web Site; and the advertisement network for the Web Site and all advertisements for the Web Site. As used herein, the term “Intellectual Property” shall mean all inventions (whether or not protected under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protected under copyright laws), moral rights, trademarks, trade names, trade dress, trade secrets, publicity rights, know-how, ideas (whether or not protected under trade secret laws), and all other subject matter protected under patent (or which is not patented, but is subject matter that is protected under patent law), copyright, trademark, trade secret, or other laws, including, without limitation, all new or useful art, combinations, discoveries, formulae, technical developments, computer architecture, artwork, software, programming, applets, scripts, designs, and processes.

1.1.(c) Computer Software. All computer source code, programs and other software of Seller related to the Domain Name and Business, including all machine-readable code, printed listings of code, documentation and related property and information of Seller, that are used or held for use in the Business or in connection with the Web Site.

1.1.(d) Trade Rights. All of Seller’s interest in any Trade Rights associated with the Business. As used herein, the term “Trade Rights” shall mean: (i) all trademark rights, business identifiers, trade dress, service marks, trade names, and brand names; (ii) all copyrights and all other rights associated therewith and the underlying works of authorship; (iii) all patents, patent applications, patent rights, and all proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, know-how, discoveries, improvements, designs, new or useful art, combinations, formulae, algorithms, technical developments, computer architecture, artwork, applets, scripts, processes, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition, and all other types of Intellectual Property; and (vi) all registrations of any of the foregoing, all applications therefor, all goodwill associated with the Business and any of the foregoing, and all claims for infringement or breach thereof.

1.1.(e) Contracts. To the extent assignable by Seller, all of Seller’s rights in, to and under all contracts, agreements, affiliate programs, insertion orders, licenses, and the like associated with the Business (hereinafter “Contracts”), all as listed in Schedule 1.1.(e). Notwithstanding the above, if Seller fails to disclose any Contracts to Buyer in Schedule 1.1.(e), Buyer shall have the right to reject as a Purchased Asset any such Contract within sixty (60) days following Buyer obtaining actual knowledge of the existence of such Contract, and in such event Seller shall indemnify Buyer against any third-party claim relating to such Contract. Upon assignment of the Domain Name and Contracts to Buyer, Buyer shall assume all of the obligations of Seller under the Contracts.

1.1.(f) Literature. All sales literature, promotional literature, catalogs and similar materials of Seller used or designed for use in the Business.

1.1.(g) Records and Files. Copies of all records and files of Seller of every kind associated with the Business, including, without limitation, invoices, customer and vendor lists and databases, lists of trade shows and third-party events attended, specifications, designs, drawings, and operating and marketing plans, and all other documents, tapes, discs, programs or other embodiments of information of Seller.

1.1.(h) Licenses; Permits. All licenses, permits, approvals, certifications and listings of Seller used or of use in the Business.

1.1.(i) General Intangibles. All prepaid items, all causes of action arising out of occurrences before or after the Closing, and other intangible rights and assets of the Business.

1.2. Excluded Assets.

The provisions of Section 1.1 notwithstanding, Seller shall not sell, transfer, assign, convey or deliver to Buyer, and Buyer shall not purchase or accept the following assets of Seller (collectively the “Excluded Assets”):

1.2.(a) Equipment. Seller’s machinery, equipment, hardware, servers, computers, furniture, cell phones, pagers, and any similar personal property owned, utilized or held for use by Seller on the Closing Date.

1.2.(b) Consideration. The consideration delivered by Buyer to Seller pursuant to this Agreement.

1.2.(c) Real Property. Any lease or other interest in real property.

1.2.(d) Rejected Contracts. Contracts rejected by Buyer pursuant to Section 1.1(e).

1.2.(e) Tax Credits and Records. Federal, state and local income and franchise tax credits and tax refund claims and associated returns and records. Buyer shall have reasonable access to such returns and records and may make excerpts therefrom and copies thereof.

1.2.(f) Corporate Franchise. Seller’s franchise to be a corporation, its certificate of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with the corporate organization and capitalization of Seller. Buyer shall have reasonable access to such books and records and may make excerpts therefrom and copies thereof.

1.2.(g) Other Domains, Associated Materials, and Other Businesses. All other domains owned by Seller, as listed in Schedule 1.2(g), together with all software developed and used to run those domains and any Intellectual Property associated with such other domains.

1.2.(h) Accounts Receivable/Cash. All accounts receivable of Seller and Cash on hand or on account for Seller.

2	LIABILITIES

As used in this Agreement, the term “Liability” shall mean and include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

2.1. Buyer Liabilities.

Except as and to the extent specifically set forth herein, Buyer is not assuming any Liabilities of Seller and all such Liabilities shall be and remain the responsibility of Seller. Nothing contained herein shall cause Buyer to assume any liabilities or obligations arising out of the operation or ownership of the Purchased Assets prior to the Closing, whether known or unknown at the Closing Date. Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer shall assume and agree to perform and discharge the following, and only the following, Liabilities of Buyer (collectively the “Buyer Liabilities”):

2.1.(a) Liabilities. All Liabilities arising from the operation or ownership of the Purchased Assets from and after the Closing Date including, but not limited to, the Business, the Domain Name, or Web Site.

2.2. Seller Liabilities.

Buyer is not assuming and Seller shall not be deemed to have transferred to Buyer the following Liabilities of Seller (collectively the “Seller Liabilities”), and nothing contained herein shall cause Seller to assume any liabilities or obligations arising out of the operation or ownership of the Purchased Assets after the Closing:

2.2.(a) Taxes Arising from Transaction. Any taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Buyer and the other transactions contemplated by this Agreement, including but not limited to any income, transfer, sales, use, gross receipts or documentary stamp taxes. Seller agrees to pay all such taxes.

2.2.(b) Income and Franchise Taxes. Any Liability of Seller for federal income taxes and any state or local income, profit or franchise taxes (and any penalties or interest due on account thereof).

2.2.(c) Litigation Matters. Any Liability with respect to any action, suit, proceeding, arbitration, or investigation or inquiry, whether civil, criminal or administrative (“Litigation”), whether or not described in a Schedule hereto.

2.2.(d) Infringements. Any Liability to a third party arising from the operation or ownership of the Purchased Assets prior to the Closing Date for infringement of such third party’s patent, copyright, trademark, trade secret, or other intellectual or proprietary right.

2.2.(e) Employee Claims. Any Liability to or with respect to any employee or former employee of the Seller, including, but not limited to, any Liability under any employee benefit plan, or for unpaid or accrued vacation or sick time, severance pay, or any other reason whatsoever.

2.2.(f) Transaction Expenses. All expenses incurred by Seller in connection with this Agreement and the transactions contemplated herein.

2.2.(g) Liability For Breach. Liabilities of Seller for any breach or failure to perform any of Seller’s covenants and agreements contained in, or made pursuant to, this Agreement, or, prior to the Closing, any other contract, whether or not purchased hereunder, including breach arising from assignment of contracts hereunder without consent of third parties.

2.2.(h) Liabilities to Customers. Liabilities of Seller to its present or former customers which arise from the operation of the Business prior to the Closing.

2.2.(i) Violation of Laws or Orders. Liabilities of Seller for any violation of or failure to comply with any statute, law, ordinance, rule or regulation (collectively, “Laws”) or any order, writ, injunction, judgment, plan or decree (collectively, “Orders”) of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other (collectively, “Government Entities”).

3	PURCHASE PRICE - PAYMENT

3.1. Purchase Price; Transfer of Domain Name.

The purchase price (the “Purchase Price”) for the Purchased Assets shall be Eleven Million One Hundred and Fifty Thousand U.S. Dollars ($11,150,000.00). At Closing, Buyer shall pay the Purchase Price, less the non-refundable Extension Deposit of One Hundred Thousand U.S. Dollars ($100,000), as defined in Amendment No. 1, and the non-refundable Extension Deposit of Fifty Thousand U.S. Dollars ($50,000), as defined in Amendment No. 2, that Buyer has already paid to Seller pursuant to such amendments, in the following manner: A) (i) Four Million Seven Hundred and Fifty Thousand U.S. Dollars ($4,750,000.00) of the Purchase Price shall be paid at Closing by Buyer to Seller in accordance with wiring instructions provided by Seller; and (ii) One Hundred Thousand U.S. Dollars ($100,000.00) shall be disbursed to Seller in cash via electronic funds transfer pursuant to an escrow agreement substantially in the form as the one attached hereto as Exhibit B (the “Earnest Money Escrow Agreement”) and in accordance with written wiring instructions provided by Seller; and B) a stock certificate issued in the name of Seller evidencing such number of shares of common stock of InterSearch Group, Inc. as indicated in Schedule 3.1 hereto, which is agreed by the parties to be equal to a value at Closing of Six Million One Hundred and Fifty Thousand U.S. Dollars ($6,150,000.00) (the “Escrow Shares”), shall be deposited by Buyer with an independent escrow agent for the benefit of Seller (the “Escrow Agent”) to be disbursed by Escrow Agent to Seller pursuant to an escrow agreement substantially in the form as the one attached hereto Exhibit A (the “Purchase Price Escrow Agreement”) upon certain contingent events as described in the Call Option Agreement.

Seller hereby expressly acknowledges receipt from Buyer of the Extension Deposit of $100,000 and its right to receive the Second Extension Deposit of $50,000 as promptly as practicable upon execution of this Agreement, to be applied towards the Purchase Price payable upon Closing.

The parties agree that the Domain Name shall not be transferred to Buyer until and unless a Transfer Event has occurred (as such capitalized terms are defined in the Call Option Agreement). Upon the occurrence of either event, Seller shall be deemed to have irrevocably assigned the Domain Name to Buyer and Buyer shall have no obligation to pay Seller (other than indemnification obligations, if any) any further amounts, royalties or other proceeds or payments in connection with the ownership, use and exploitation by Buyer, its affiliates, assigns, licensees, customers or any other parties, of the Domain Name and Web Site as well as Trade Rights and Intellectual Property related to the Domain Name and Web Site. Seller’s obligation to transfer the Domain Name pursuant to the conditions outlined herein are secured by a Conditional Assignment of Domain Name, Stock Pledge Agreement and Security Agreement.

3.2. Earnest Money.

Buyer has previously deposited earnest money (“Earnest Money”) in the amount of Fifty Thousand U.S. Dollars ($50,000.00) with an escrow agent pursuant to the Earnest Money Escrow Agreement. Upon the execution of this Asset Purchase Agreement by both Seller and Buyer, Buyer also deposited an additional Fifty Thousand U.S. Dollars ($50,000.00) of Earnest Money with the escrow agent, for a combined total of One Hundred Thousand U.S. Dollars ($100,000.00) representing the “Total Earnest Money”. The Total Earnest Money shall be released to Seller in accordance with the terms of the Escrow Agreement (i) at Closing as a credit toward the Purchase Price; (ii) upon a material breach (other than a failure to close) by Buyer of this Asset Purchase Agreement or the Confidentiality Agreement between the parties, if such breach has not been substantially cured by Buyer within fifteen (15) business days following receipt of notice from Seller detailing the alleged breach; or (iii) in the event Buyer fails to close in accordance with this Agreement, in which event Seller shall be entitled, as its sole and exclusive remedy hereunder, to retain such Total Earnest Money as liquidated damages and in full settlement of any claims Seller may otherwise have. The Total Earnest Money shall be returned to Buyer, however, if the Closing has not occurred because Seller has breached this Agreement or the Confidentiality Agreement between the parties or because Seller has failed to meet any condition to closing as stated in Article 8 or to deliver any item required under Section 12.1 hereof.

3.3. Registrar and Transfer Fees.

Seller shall be responsible for any fees payable to any third party to effectuate the transfer of ownership and registration of the Domain Name, as contemplated under this Agreement, including, without limitation, any fees payable to Network Solutions, Inc. (the “Registrar”) in connection herewith. Buyer shall be responsible for any registration fees charged by the Registrar for the continued registration of the Domain Name after the Domain Name have been transferred to Buyer.

3.4. Finder’s Fees.

Except for a finder’s fee payable to SmashClicks LLC (“SmashClicks”) by Buyer pursuant to the terms of a separate agreement entered into by and between Buyer and SmashClicks effective as of the 10th day of June, 2005, Buyer shall have no obligation to Seller or any other third party with regard a finder’s fee, broker’s fee, or the like. Accordingly, Buyer agrees to indemnify and hold Seller harmless from any and all claims of a finder’s fee by SmashClicks arising solely from the sale contemplated by this Agreement.

3.5. Allocation of Purchase Price.

The aggregate Purchase Price shall be allocated among the Purchased Assets in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder. As such, Seller and Buyer agree that 100% of the Purchase Price will be allocated to “Intangibles” related to the purchased Domain Name set forth in this Agreement and goodwill arising from the transaction, provided that no portion of the Purchase Price shall be allocated to a covenant not to compete. Seller and Buyer shall follow and use such allocation in all tax returns, filings or other related reports made by them to any governmental agencies. To the extent that disclosures of this allocation are required to be made to the Internal Revenue Service (“IRS”) by the parties under the provisions of Section 1060 of the Code or any Treasury Regulations promulgated thereunder, Buyer and Seller shall communicate to each other the content of such disclosures prior to the filing with or submission to the IRS.

3.6. Escrow Shares as Contingent Purchase Price.

The parties acknowledge that the Escrow Shares shall only be disbursed to Seller upon certain contingent events and the number of Escrow Shares shall be subject to adjustment to maintain their value at Six Million One Hundred and Fifty Thousand U.S. Dollars ($6,150,000), all as described in the Call Option Agreement.

4	REPRESENTATIONS AND WARRANTIES OF SELLER

Seller makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Buyer or any knowledge of Buyer other than as specifically disclosed in this Agreement, and shall survive indefinitely the Closing of the transactions provided for herein, provided that Sections 4.2 through 4.9 and Sections 4.13 and 4.14 shall survive until the expiration of the applicable statute of limitations, but in no event for more than ten (10) years. The termination of the representations and warranties provided herein shall not affect the rights of Buyer in respect of any Buyer Claim made by Buyer in a writing received by Seller prior to the expiration of the applicable survival period provided herein.

4.1. Domain Name.

4.1.(a) Seller is the registrant listed in the records of the Registrar as the sole owner of the registration of the Domain Name.

4.1.(b) Seller has not used any fraud, misrepresentation, or otherwise made any false statement in the process of registration and maintenance of the registration of the Domain Name on or in connection with the transaction underlying this Agreement.

4.1.(c) No fees are owing to the Registrar or any other government agency or other entity or party with regard to the registration of the Domain Name. Seller represents and warrants that all registration fees to the Registrar are current and shall remain so through the Closing. Furthermore, Seller represents and warrants that it shall deliver under this Agreement free, clear and marketable title to the Domain Name.

4.1.(d) Seller has not licensed or otherwise allowed or enabled the use of the Domain Name to any other person or entity, or granted any right with respect to the Domain Name to any other person or entity, that may, in any manner, whether currently or in the future, restrict, impede or adversely affect Buyer’s rights therein.

4.1.(e) Except as disclosed in Schedule 4.1(e), Seller has not obtained a trademark registration or filed any application to register a trademark with the US Patent and Trademark Office or other agency (domestic or foreign) of the Domain Name or any other mark confusingly similar to the Domain Name.

4.1.(f) To the best of Seller’s actual knowledge, the ownership of registration of the Domain Name, and use and operation of the Domain Name, do not infringe upon the trademark or other Trade Rights of any third party.

4.2. Corporate.

4.2.(a) Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

4.2.(b) Corporate Power. Seller has all requisite power and authority to own, operate and lease its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and to carry out the transactions contemplated hereby and thereby.

4.2.(c) Qualification. Seller is duly licensed or qualified to do business, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of the Business, makes such licensing or qualification necessary.

4.3. Authority.

The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Seller. Seller represents and warrants that no other or further corporate act or proceeding on the part of Seller is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Seller pursuant hereto shall constitute, valid binding agreements of Seller, enforceable in accordance with their respective terms.

4.4. No Violation.

Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto, nor the consummation by Seller of the transactions contemplated hereby and thereby (a) shall violate any applicable Law or Order, (b) shall require any authorization, consent, approval, exemption or other action by or notice to any Government Entity (including, without limitation, under any “plant-closing” or similar law), or (c) shall violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or shall result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 4.10 upon any of the assets of Seller under, any term or provision of the Articles of Incorporation or Bylaws of Seller or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Seller or any of its assets or properties may be bound or affected.

4.5. Financial Statements.

Except as Seller may have otherwise disclosed to Buyer with respect to the 2005 unaudited financial statements, the financial statements of Seller, with regard to the Business, that have been provided to Buyer (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis, have been prepared in accordance with the books and records of Seller, and fairly present, in accordance with generally accepted accounting principles, the assets, liabilities and financial position, the results of operations and cash flows of Seller as of the dates and for the years and periods indicated.

4.6. Tax Matters.

Seller has paid all federal, state and local taxes currently due relating to the Purchased Assets and the Business through and including the Closing Date, including without limitation all sales and use tax, franchise tax and excise tax.

4.7. Absence of Undisclosed Liabilities.

Except as and to the extent specifically disclosed in this Agreement, Seller does not have any Liabilities other than commercial liabilities and obligations incurred in the ordinary course of business and consistent with past practice and none of which has or shall have a material adverse effect on the Business or the Purchased Assets. Seller has no actual knowledge of any basis for the assertion against Seller of any Liability in connection with the Business, and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities, except commercial liabilities and obligations incurred in the ordinary course of Seller’s business and consistent with past practice.

4.8. No Litigation.

There is no pending or, to Seller’s actual knowledge, threatened, Litigation against Seller, its affiliates, or their respective officers or directors (in such capacity), its business or any of its assets, in any way relating to or affecting the Business, nor does Seller know, or have grounds to know, of any basis for any Litigation. Neither Seller nor any of the Purchased Assets is subject to any Order.

4.9. Compliance With Laws and Orders.

4.9.(a) Compliance. In its operation of the Business, Seller (including each and all of its operations, practices, properties and assets) is in compliance with all applicable Laws and Orders, including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, competition and pricing, product warranties, employment, retirement and labor relations, privacy, marketing, and advertising. Seller has not received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws or Orders. All reports and returns required to be filed by Seller with any Government Entity have been filed, and were accurate and complete when filed.

4.9.(b) Licenses and Permits. Seller has all licenses, permits, approvals, authorizations and consents of all Government Entities and all certification organizations required for the conduct of the Business. All such licenses, permits, approvals, authorizations and consents are in full force and effect and are assignable to Buyer in accordance with the terms hereof. Seller (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents.

4.10. Marketable Title.

Seller has good and marketable title to all the Purchased Assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, “Liens”). None of the Purchased Assets are subject to any restrictions with respect to the transferability thereof. Seller has complete and unrestricted power and right to sell, assign, convey and deliver the Purchased Assets to Buyer as contemplated hereby. At Closing, Buyer shall receive good and marketable title to all the Purchased Assets, free and clear of all Liens.

4.11. Trade Rights.

To the best of Seller’s actual knowledge, Seller is not infringing and has not infringed any Trade Rights of another in the operation of the Business, nor is any other person infringing the Trade Rights of Seller. There is no Litigation pending or, to Seller’s actual knowledge, threatened to challenge Seller’s right, title and interest with respect to its continued use of the Trade Rights in connection with the Business, as such is currently being conducted or proposed to be conducted, and right to preclude others from using any Trade Rights of Seller. Seller is not aware of any facts or circumstances that could give rise to such Litigation. All Trade Rights of Seller are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of Seller.

4.12. Assets Necessary to Business.

The Purchased Assets include all property and assets (except for the Excluded Assets), which are necessary to permit Buyer to carry on the Business as presently conducted.

4.13. No Brokers or Finders.

Neither Seller nor any of its directors, officers, employees, shareholders, affiliates or agents have retained, employed or used any broker or finder in connection with the transactions provided for herein or the negotiation thereof.

4.14. Escrow Shares.

4.14.(a) Investment Purpose. The Seller will be accepting the Escrow Shares as consideration for its own account and not with a view to the distribution thereof; and it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer, distribute or grant participation to any third person or entity with respect to any of the Escrow Shares. The Seller understands that the Seller may be required to bear the economic risk of this investment indefinitely, unless the Escrow Shares are registered pursuant to the 1933 Act and any applicable state or blue sky laws or an exemption from such registration is available, and that InterSearch has no present intention of registering the Escrow Shares.

4.14.(b) Seller Status. The Seller is either: (i) a “qualified institutional buyer” as defined in Rule 144A under the 1933 Act; or (ii) an “accredited Seller” as defined in Rule 501(a)(8) of Regulation D. The Seller is not registered as a broker or dealer under Section 15(a) of the Exchange Act or a member of the National Association of Securities Dealers, Inc.

4.14.(c) Reliance on Exemptions. The Seller understands that the Escrow Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that InterSearch is relying upon the truth and accuracy of, and the Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein to determine the availability of such exemptions and the eligibility of the Seller to acquire the Escrow Shares.

4.14.(d) Information. The Seller and its advisors, if any, (i) have been furnished with all materials relating to the business, finances and operations of InterSearch, that have been requested by the Seller or its advisors, if any; (ii) have been afforded the opportunity to ask questions of InterSearch and (iii) have received what the Seller and its advisors, if any, believe to be satisfactory answers to any such inquiries. The Seller acknowledges and understands that its investment in the Escrow Shares involves a significant degree of risk.

4.14.(e) Experience. The Seller is experienced in evaluating companies such as InterSearch, is able to fend for itself in transactions such as the ones contemplated herein, has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of such Seller’s prospective investment in InterSearch, and has the ability to bear the economic risks of the investment in the Escrow Shares.

4.14.(f) Governmental Review. The Seller understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Escrow Shares or an investment therein.

4.14.(g) Transfer or Resale. The Seller understands that:

1. the delivery of the Escrow Shares has not been registered under the 1933 Act or any applicable state securities laws, and consequently, the Seller may have to bear the risk of owning the Escrow Shares for an indefinite period of time because the Escrow Shares may not be transferred unless (i) the resale of the Escrow Shares is registered pursuant to an effective registration statement under the 1933 Act; (ii) if requested by InterSearch, the Seller has delivered to InterSearch an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and which counsel shall be reasonably satisfactory to InterSearch) to the effect that the Escrow Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (iii) the Escrow Shares are sold or transferred pursuant to Rule 144; or (iv) the Escrow Shares are sold or transferred to an affiliate (as defined in Rule 144) of the Seller;

2. any sale of the Escrow Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 (including the holding period requirement, the volume limitations and the manner of sale restrictions, if applicable); and

3. neither InterSearch nor any other person is under any obligation to register the Escrow Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

4.14.(h) Legends. The Seller understands that, until (a) the Escrow Shares may be sold under Rule 144(k) or (b) such time as the Escrow Shares have been sold pursuant to an effective registration statement under the 1933 Act, in compliance with Rule 144 or pursuant to another exemption from registration under the 1933 Act, the certificates representing the Escrow Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Escrow Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

4.14.(i) No Public Offering. The Seller has not received any information relating to the Escrow Shares or InterSearch, and is not purchasing the Escrow Shares as a result of, any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or pursuant to any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

4.14.(j) Representation. The Seller has had an opportunity to consult with an attorney in connection with the Seller’s investment in InterSearch.

4.14.(k) Certain Trading Activities. During the 15 calendar days before the date of this Agreement, the Seller has not directly or indirectly, nor has any person or entity acting on behalf of or pursuant to any understanding with the Seller, engaged in any trading of InterSearch’s common stock, including short sales of the common stock, and no open position or short sale relating to such common stock exists on the date hereof in the name or on behalf of the Seller.

4.15. Disclosure.

No representation or warranty by Seller in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Seller pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, or document delivered by or on behalf of Seller shall be deemed representations and warranties by the Seller.

5	REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer makes the following representations and warranties to Seller, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Seller, and shall survive until the expiration of the applicable statute of limitations, but in no event more than ten (10) years. The termination of the representations and warranties provided herein shall not affect the rights of Seller in respect of any Seller Claim made by Seller in a writing received by Buyer prior to the expiration of the applicable survival period provided herein.

5.1. Corporate.

5.1.(a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

5.1.(b) Corporate Power. Buyer has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer and to carry out the transactions contemplated hereby and thereby.

5.2. Authority.

The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Buyer. No other corporate act or proceeding on the part of Buyer or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer pursuant hereto shall constitute, valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

5.3. No Brokers or Finders.

Neither Buyer nor any of its directors, officers, employees, affiliates or agents have retained, employed or used any broker or finder in connection with the transactions provided for herein or the negotiation thereof, with the exception of Smash Clicks.

5.4. Escrow Shares.

5.4.(a) Capitalization. The authorized capital stock of InterSearch consists of (i) 1,000,000,000 shares of common stock, par value $ .001 per share, of which 134,720,015 shares were issued and outstanding as of the date hereof, and (ii) 200,000,000 shares of preferred stock, par value $.001 per share, 107,042,776 of which are issued and outstanding. All of such outstanding shares of common stock and preferred stock described in the preceding sentence are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of InterSearch, including the Escrow Shares, are subject to preemptive rights or any other similar rights of the shareholders of InterSearch or any liens or encumbrances imposed through the actions or failure to act of InterSearch. Assuming the accuracy of each of the representations and warranties of the Seller contained in Section 4 hereof, the issuance by InterSearch of the Escrow Shares is exempt from registration under the 1933 Act.

5.4.(b) Good Title. The Escrow Shares have been duly authorized, and when delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, free from all taxes, liens, claims, encumbrances and charges with respect to the delivery thereof (other than those imposed through acts or omissions of Seller or as set forth in the Call Option Agreement).

5.4.(c) Approvals. Assuming the accuracy of the representations of the Seller, except for the filing of a Form D and as may be required under the 1933 Act and any applicable state securities laws, InterSearch is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency for it to execute, deliver or perform any of its obligations under this Agreement, in accordance with the terms hereof, or sell the Escrow Shares in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations that

InterSearch is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

5.5. Disclosure.

No representation or warranty by Buyer in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Buyer pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, or document delivered by or on behalf of Buyer shall be deemed representations and warranties by the Buyer.

6	COVENANTS OF THE PARTIES

The parties covenant and agree as follows, which covenants shall survive the Closing except as otherwise provided below:

6.1. Standstill Agreement. Seller acknowledges that Buyer has invested and shall be investing substantial sums in conducting due diligence, committing to a financing transaction, and preparing the agreements required to carry out this purchase transaction. Therefore, Seller hereby covenants and agrees that during the Restricted Period (as defined below) Seller and its affiliates and representatives shall not initiate, solicit, assist or participate in (directly or indirectly), any inquiries or the making of any other proposal for the transfer of the Domain Name or any related rights, nor shall they directly or indirectly sell, transfer, license, or assign the Domain Name or any related rights to another party or take any other action that would prevent or limit Buyer’s ability to purchase the Domain Name and the rest of the Business free of any debt, Lien, claim or dispute. The “Restricted Period” shall mean the period beginning on July 13, 2005 extending through the Closing Date. Seller agrees that this Section (Standstill Agreement) takes precedence over any right Seller or Smash Clicks may otherwise have had in any agreements between them.

6.2. Non-Use and Non-Interference.

Seller covenants and agrees that neither Seller nor its affiliates and representatives shall, directly or indirectly, (i) make further use of the Domain Name as of the Closing Date; (ii) challenge, interfere, obstruct, solicit, encourage or assist others to challenge or otherwise interfere with Buyer’s title, interest, right or use of the Domain Name and Buyer’s operation of the Business; (iii) transfer or encumber the Domain Name in any manner; (iv) change the administrative rights related to the Domain Name with the Registrar without the prior written consent of Buyer; or (v) use or register any name that is similar or related to the Domain Name. Seller shall not itself, or enable or allow another to, take any action or refrain from any action or otherwise support any claim that may detrimentally affect the registrability, validity of, or commercial value associated with the Domain Name, including the goodwill associated therewith. In addition, Seller shall not, whether directly or indirectly, (i) siphon or otherwise redirect any traffic headed for the Web Site; or (ii) own, use, register or operate any domain name or web site that presents, offers, engages in, provides links to providers for, or markets in any way, tax return, refund or filing information or tax return preparation services. Notwithstanding the foregoing, Seller shall not be precluded from owning and operating the domain names listed on the attached Schedule 1.2(g), and such ownership and operation shall not be considered to be a breach of this covenant. The parties agree that Buyer may sell, assign or otherwise transfer this covenant, in whole or in part, to any person, corporation, firm or entity that purchases all or part of the business or the Purchased Assets being acquired by Buyer hereunder. In the event a court of competent jurisdiction determines that the provisions of this covenant are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such overbroad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction. This provision shall survive the Closing.

6.3. Confidential Information.

Seller shall not at any time subsequent to the Closing, except as explicitly requested by Buyer, use for any purpose or disclose to any person, documents, tapes, discs, programs or other information storage media (“Records”) containing, any Confidential Information concerning the Business or the Purchased Assets, all such information being deemed to be transferred to the Buyer hereunder. For purposes hereof, “Confidential Information” shall mean and include, without limitation, all Trade Rights in which Seller has an interest, all customer and vendor lists and related information, all information concerning Seller’s operations, strategies, processes, products, software, costs, prices, sales, marketing and distribution methods, properties and assets, liabilities, finances, employees, all privileged communications and work product, and any other information not previously disclosed to the public directly by Seller. The foregoing provisions shall not apply to any information which is an “Excluded Asset” as defined in Section 1.2, or which relates solely to one or more Excluded Assets. If at any time after Closing Seller should discover that it is in possession of any Records containing Confidential Information, Seller shall promptly turn such Records over to Buyer, subject to Seller’s right to retain copies thereof. Seller covenants and agrees that it shall not assert a waiver or loss of confidential or privileged status of the information based upon such possession or discovery. Seller hereby consents to Buyer’s consultation with legal, accounting and other professional advisors to Seller concerning advice rendered to Seller prior to the Closing regarding the Business or the Purchased Assets, excluding, however, the negotiation and drafting of this Agreement and the transactions entered into pursuant hereto. This provision shall survive the Closing.

6.4. Transition Period.

For a period of sixty (60) days after the Closing Date (the “Transition Period”), Seller shall make the employees listed on attached Exhibit C (or such employees’ hired replacements, if any) hereto available to the Buyer during the business hours of 9 a.m. to 6 p.m. EST in order to assist Buyer in transitioning the operation of the purchased Business to new personnel without disruption. The cost of the salaries for Seller’s personnel during the Transition Period shall be borne solely by Seller, and Buyer shall have no obligation to bear any such costs, except for any travel-related expenses for travel reasonably requested by Buyer.

Buyer shall not be responsible for any severance costs or other employment-related obligations to Seller or Seller’s employees, agents or representatives. Until April 30, 2006, and upon Buyer’s request, Seller shall provide assistance to the Buyer on a consulting basis pursuant to which Buyer shall pay Seller an hourly rate as reflected on Exhibit C hereto. This provision shall survive the Closing.

6.5. No Disparagement on Part of Seller.

As of July 13, 2005, Seller shall neither make nor publish any statements — oral or written, including but not limited to, statements on any web site or electronic medium — that are derogatory, disparaging and/or critical of Buyer and/or Buyer’s services or products, or that bring Buyer and/or Buyer’s services or products into disrepute. This provision shall survive the Closing.

6.6. No Disparagement on Part of Buyer.

As of July 13, 2005, Buyer shall neither make nor publish any statements — oral or written, including but not limited to, statements on any web site or electronic medium — that are derogatory, disparaging and/or critical of Seller and/or Seller’s services or products, or that bring Seller and/or Seller’s services or products into disrepute. This provision shall survive the Closing.

6.7. Transfer of Domain Name.

The parties agree that upon the occurrence of a Transfer Event as defined in the Call Option Agreement, the parties intend that the Domain Name shall be transferred immediately by Seller to the Buyer. Seller agrees that upon such occurrence, it shall execute and submit a Domain Name transfer authorization form or such other documents in a format acceptable to the Registrar as shall be effective to vest in Buyer any and all right and interest of Seller in and to the Domain Name free and clear of all Liens. In such event, the Call Option Agreement and all Security Documents shall immediately terminate at such time as Buyer is the owner and registrant of the Domain Name as indicated on the “Who Is” domain registration lookup. Seller agrees that until such time, it shall (i) take such action as may be necessary to grant to Buyer all administrative rights with the Registrar related to the Domain Name as required for Buyer to access the Web Site at any time for any reason; (ii) not transfer ownership of the Domain Name, or the registration thereof, to any other person or entity; (iii) change the registrar of the Domain, without the prior written consent of InterSearch, which consent may not be unreasonably withheld; or (iv) cooperate with and assist Buyer in its operation of the Business as reasonably requested by Buyer, to the extent such cooperation and assistance relates to or arises out of the ownership or registration of the Domain Name.

6.8. Wholly-Owned Subsidiary Status of Assignee.

Buyer agrees to maintain Internet Revenue Services, Inc., a Nevada corporation (“IRS, Inc.”), as a wholly-owned subsidiary of Buyer and agrees that it shall be the entity to which Buyer shall assign this Agreement or causes to carry out all or any part of the transactions contemplated by this Agreement, as provided in Section 14.4(a) hereof.

6.9. Execution and Delivery of Certain Documents.

Each of Buyer (or its designee) and Seller agrees to execute and deliver to Escrow Agent, InterSearch or Seller, as the case may be, any joint instructions to Escrow Agent, stock power, any other instrument, certificate or other document as may be contemplated herein or in any of the documents ancillary hereto, particularly the Call Option Agreement.

6.10. Adjustment of Escrow Shares.

InterSearch agrees to deliver to Escrow Agent such additional stock certificates and stock powers as may be needed to increase the number of shares held in escrow pursuant to Section 5 of the Call Option Agreement, and to issue replacement certificates to Escrow Agent for a reduced number of shares upon a reduction of the Escrow Shares and receipt of the original stock certificate for the Escrow Shares from Escrow Agent. Moreover, upon notice from InterSearch that the number of Escrow Shares need to be reduced pursuant to such provision of the Call Option Agreement, Seller agrees to execute joint instructions to Escrow Agent and other documents necessary to enable InterSearch to receive the original stock certificate from Escrow Agent for replacement with a new stock certificate evidencing the reduced number of Escrow Shares.

7	FURTHER COVENANTS OF SELLER

Seller covenants and agrees as follows, which covenants shall survive the Closing except as otherwise provided below:

7.1. Access to Information and Records.

During the period prior to the Closing:

7.1.(a) Seller shall, and shall cause its managers, officers, employees, agents, independent accountants and advisors to, furnish to Buyer, its officers, employees, agents, independent accountants and advisors, at reasonable times and places, all information in their possession concerning the Business as may be requested, and give such persons access to all of the properties, books, records, contracts and other documents of or pertaining to the Business that Seller or its managers, officers, employees, agents, independent accountants or advisors shall have in their custody. Seller shall use best efforts to ensure that thorough and complete responses are provided to Buyer within seven (7) days of each Buyer request for information.

7.1.(b) With the prior consent of Seller in each instance (which consent shall not be unreasonably withheld or delayed), Buyer and its officers, employees, agents, independent accountants and advisors, shall have access to vendors, customers, affiliates, and others having business dealings with Seller as related to the Domain Name and the Business for the purpose of performing Buyer’s due diligence investigation.

7.2. Conduct of Business Pending the Closing.

From the date hereof until the Closing, except as otherwise approved in writing by the Buyer:

7.2.(a) No Changes. Seller shall carry on its Business diligently and in the same manner as heretofore and shall not make or institute any material changes in its methods of purchase, sale, management, accounting or operation.

7.2.(b) Maintain Organization. Seller shall take such action as may be necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of Seller and shall use its best efforts to preserve the business organization of Seller intact, to keep available to Buyer the present officers and employees, and to preserve for Buyer its present relationships with suppliers and customers and others having business relationships with Seller.

7.2.(c) No Breach. Seller shall not do or omit any act, or permit any omission to act, which may knowingly cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by Seller herein, or which would have required disclosure pursuant to Section 4.7 (Absence of Undisclosed Liabilities), had it occurred prior to the date of this Agreement.

7.2.(d) No Material Contracts. No contract or commitment shall be entered into, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice, and which are not material to the Business (individually or in the aggregate).

7.2.(e) No Corporate Changes. Seller shall not amend its Articles of Incorporation or Bylaws or make any changes in authorized or issued shares of capital stock.

7.2.(f) Maintenance of Insurance. Seller shall maintain all of the insurance in effect as of the date hereof.

7.2.(g) Maintenance of Property. Seller shall use, operate, maintain and repair all property of Seller in a normal business manner.

7.3. Consents.

Seller shall use its best efforts prior to Closing to obtain all consents necessary for the consummation of the transactions contemplated hereby.

7.4. Actions Relating to Transfer.

Upon a Transfer Event as defined in the Call Option Agreement, Seller shall promptly and diligently coordinate and cooperate with Buyer and execute whatever documents are necessary in order to effect the transfer of the Domain Name on the records of the Registrar and any other third parties.

7.5. Assignment of Contracts.

Seller shall make every reasonable effort to facilitate the assignment of, and obtain the consents necessary for the assignment of, the Contracts and shall, where necessary, provide to the other parties to the Contracts prior written notice of the transfer of the Domain Name and cooperate with and assist Buyer in the assignment of the Contracts.

7.6. Maintenance of Servers.

In order to enable Buyer to complete the transition of the Business, Seller shall, through January 1, 2006, (i) retain for Buyer the existing server IP-address (or such other server IP-addresses as Seller shall specify) for the Domain Name; (ii) permit Buyer access and use of the servers maintained at Solid Technology, Inc., and (iii) continue to lease and maintain such servers, provided, however, that Seller acknowledges that notwithstanding the expiration date of this provision, Seller shall continue to be obligated to assist Buyer pursuant to Section 6.4 hereof.

7.7. Payment of Taxes.

Seller shall pay or cause to be paid when due all federal, state and local taxes relating to the Purchased Assets and the Business for which Seller is or may be liable or that are or may become payable with respect to all taxable periods ending on or prior to the Closing Date, including without limitation all sales and use tax, franchise tax and excise tax.

7.8. Other Action.

Seller shall use its best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties’ obligations to consummate the transactions contemplated in this Agreement.

7.9. Disclosure.

Seller shall have a continuing obligation up to the Closing Date to promptly notify Buyer in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Agreement or a Schedule thereto, but no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

7.10. Financial Statements and Other Financial Matters.

Seller shall provide to Buyer, promptly upon completion of each, the income statements, balance sheets, statements of cash flows and profit and loss statements of Seller for the periods ending June 30, 2005, June 30, 2004, September 30, 2005 and September 30, 2004 Seller shall also execute the management representation letter required for Buyer’s financial audit purposes.

7.11. Additional Share Issuances; Other Corporate Changes.

For as long as the Call Option Agreement remains in effect, Seller shall not (i) issue any additional shares of its capital stock; or (ii) amend its Articles of Incorporation or Bylaws, provided, however, that if any such actions (either set forth in i or ii) would not result in a loss of voting control for the shares pledged pursuant to the Stock Pledge Agreement attached hereto as Exhibit H, then Seller may take such actions only with the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

7.12. Escrow Shares.

For as long as the Escrow Shares remain in escrow with the Escrow Agent, Seller shall keep the Escrow Shares free and clear from any security interest, liens, encumbrances, restrictions or rights flowing to any third party.

8	CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS

Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions (which conditions shall be deemed waived upon Closing):

8.1. Representations and Warranties True on the Closing Date.

Each of the representations and warranties made by Seller in this Agreement, and the statements contained in the Disclosure Schedules or in any instrument, list, certificate or writing delivered by Seller pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

8.2. Compliance With Agreement.

Seller shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including the delivery of the items specified in Section 11.1.

8.3. Absence of Litigation.

No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, Seller or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.

8.4. LinkConnector Agreement.

LinkConnector Corporation shall have entered into an agreement with Buyer effective as of the Closing that is substantially in the form attached hereto as Exhibit D.

8.5. Material Adverse Effect.

Since July 13, 2005, there shall not have occurred any material adverse change in the Purchased Assets, Business, financial condition or results of operations of the Business, taken as a whole.

8.6. Consents and Approvals; Assignments.

All approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Buyer not less than two business days prior to the Closing. Consent of any third party (to the extent such consent is required for assignment of rights to Buyer) whose software or Trade Rights are used by Seller in its Business or products shall be a condition to Closing. After the Closing, Seller shall continue to use its reasonable efforts to obtain any such consents or approvals, and Seller shall not hereby be relieved of any liability hereunder for failure to perform any of their respective covenants or for the inaccuracy of any representation or warranty. Seller shall have taken all actions required to be taken pursuant to the terms of the Contracts in order to obtain required consents to their assignment, including timely delivering notices to the party whose consent is required.

9	CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS

Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions (which conditions shall be deemed waived upon Closing):

9.1. Representations and Warranties True on the Closing Date.

Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

9.2. Compliance With Agreement.

Buyer shall have in all material respects performed and complied with all of Buyer’s agreements and obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date, including the delivery of the items specified in Section 12.2.

10	INDEMNIFICATION BY SELLER

10.1. Indemnity.

Subject to the terms and conditions of this Article 10, Seller, hereby agrees to compensate, indemnify, and hold harmless Buyer, and its directors, officers, employees and controlled and controlling persons (collectively, the “Buyer Indemnified Parties”), and at Buyer’s option and request defend the Buyer Indemnified Parties, from and against all Buyer Claims asserted against, resulting to, imposed upon, or incurred by the Buyer Indemnified Parties or the Business and Purchased Assets transferred to Buyer pursuant to this Agreement, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of Seller contained in or made pursuant to this Agreement (regardless of whether such breach is deemed “material”); (b) the breach of any covenant of Seller contained in this Agreement (regardless of whether such breach is deemed “material”); (c) any Buyer Claim brought by or on behalf of any broker or finder retained, employed or used by Seller or any of its directors, officers, managers, employees, members or agents in connection with the transactions provided for herein or the negotiation thereof, whether or not disclosed herein; (d) any Buyer Claim by or in respect of an employee or former employee of Seller; (e) any Buyer Claim of or against Seller, the Purchased Assets or the Business not specifically and expressly assumed by Buyer pursuant hereto; or (f) all Seller Liabilities. As used in this Article 10, the term “Buyer Claim” shall include (i) all losses, deficiencies, damages (including, without limitation, consequential damages), judgments, awards, penalties and settlements; (ii) all demands, claims, suits, actions, causes of action, proceedings and assessments, whether or not ultimately determined to be valid; and (iii) all costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated or arbitrated matter), court costs and fees and expenses of attorneys and expert witnesses) of investigating, defending or asserting any of the foregoing or of enforcing this Agreement.

10.2. Seller’s Rights.

Anything in this Article 10 to the contrary notwithstanding, (i) if there is a reasonable probability that a Buyer Claim may materially and adversely affect the Buyer Indemnified Party other than as a result of money damages or other money payments, the Buyer Indemnified Party shall have the right to defend, compromise or settle such Buyer Claim, and (ii) the Seller shall not, without the written consent of the Buyer Indemnified Party, settle or compromise any Buyer Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Buyer Indemnified Party of a release from all Liability in respect of such Buyer Claim.

10.3. No Waiver.

The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any Buyer Indemnified Party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach, violation or failure of condition constituting the basis of the Buyer Claim at or before the Closing, and regardless of whether such breach, violation or failure is deemed to be “material.”

10.4. No Right of Offset.

Notwithstanding anything in this Agreement to the contrary, Buyer may not withhold or set off against any other amounts otherwise due Seller, including without limitation any amounts due under any document ancillary to this Agreement, any amount as to which Seller is obligated to indemnify Buyer pursuant to any provision of this Article 10.

11	INDEMNIFICATION BY BUYER

11.1. Indemnity.

Subject to the terms and conditions of this Article 11, Buyer hereby agrees to compensate, indemnify, and hold harmless Seller, and its directors, officers, employees and controlled and controlling persons (collectively, the “Seller Indemnified Parties”), and at Seller’s option and request defend the Seller Indemnified Parties, from and against all Seller Claims asserted against, resulting to, imposed upon, or incurred by the Seller Indemnified Parties, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement (regardless of whether such breach is deemed “material”); (b) the breach of any covenant of Buyer contained in this Agreement (regardless of whether such breach is deemed “material”); (c) any Seller Claim brought by or on behalf of any broker or finder retained, employed or used by Buyer or any of its directors, officers, managers, employees, members or agents in connection with the transactions provided for herein or the negotiation thereof, whether or not disclosed herein; (d) any Seller Claim by or in respect of an employee or former employee of Buyer; (e) any Seller Claim of or against Buyer not specifically and expressly assumed by Seller pursuant hereto; or (f) all Buyer Liabilities. As used in this Article 11, the term “Seller Claim” shall include (i) all losses, deficiencies, damages (including, without limitation, consequential damages), judgments, awards, penalties and settlements; (ii) all demands, claims, suits, actions, causes of action, proceedings and assessments, whether or not ultimately determined to be valid; and (iii) all costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated or arbitrated matter), court costs and fees and expenses of attorneys and expert witnesses) of investigating, defending or asserting any of the foregoing or of enforcing this Agreement

11.2. Buyer’s Rights.

Anything in this Article 11 to the contrary notwithstanding, (i) if there is a reasonable probability that a Seller Claim may materially and adversely affect the Seller Indemnified Party other than as a result of money damages or other money payments, the Seller Indemnified Party shall have the right to defend, compromise or settle such Seller Claim, and (ii) the Buyer shall not, without the written consent of the Seller Indemnified Party, settle or compromise any Seller Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Seller Indemnified Party of a release from all Liability in respect of such Seller Claim.

11.3. No Waiver.

The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any Seller Indemnified Party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach, violation or failure of condition constituting the basis of the Seller Claim at or before the Closing, and regardless of whether such breach, violation or failure is deemed to be “material.”

12	CLOSING

The closing of this transaction (the “Closing”) shall take place at the offices of Foley & Lardner LLP, Tampa, Florida whether in person or through a “mail-away” closing, no later than September 26, 2005, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the “Closing Date”. At the Closing, the Purchased Assets to be delivered by Seller, and the Purchase Price that is to be paid by Buyer at Closing under Section 3.1, shall be delivered simultaneously, provided that such portion of the Purchase Price that is payable in cash shall only be paid to Seller by the escrow agent(s).

12.1. Seller Deliveries.

At the Closing, Seller shall deliver to Buyer or Buyer’s designee the following documents, in each case duly executed or otherwise in proper form:

12.1.(a) Conditional Assignment of Domain Name. An executed Conditional Assignment of Domain Name in the form attached hereto as Exhibit G.

12.1.(b) Bills of Sale. Bills of sale and such other instruments of assignment, transfer, conveyance and endorsement, as shall be sufficient in the reasonable opinion of Buyer and its counsel to transfer, assign, convey and deliver to Buyer the Purchased Assets as contemplated hereby.

12.1.(c) Security Agreement. The executed Security Agreement attached hereto as Exhibit I.

12.1.(d) Stock Pledge Agreement. The executed Stock Pledge Agreement in the form attached hereto as Exhibit H, including the fully endorsed stock certificates of the controlling shareholders of the Seller as set forth in the Stock Pledge Agreement.

12.1.(e) Compliance Certificate. A certificate signed by the president of Seller that each of the representations and warranties made by Seller in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that Seller has performed and complied with all of Seller’s obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

12.1.(f) Call Option Agreement. The executed Call Option Agreement in the form attached hereto as Exhibit F.

12.1.(g) Purchase Price Escrow Agreement. The executed Purchase Price Escrow Agreement in the form attached hereto as Exhibit A.

12.1.(h) Other Documents. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement, including all assignment of contracts, as set forth on Exhibit E attached hereto, and customer consents, the stock power required by the Purchase Price Escrow Agreement, and such other certificates of authority and documents as Buyer may reasonably request.

12.2. Buyer Deliveries.

At the Closing, Buyer shall deliver to Seller the following items, in each case duly executed or otherwise in proper form:

12.2.(a) Purchase Price; Stock Certificate. The Purchase Price in accordance with Section 3.1, as well as delivery of a stock certificate for the Escrow Shares to the Escrow Agent pursuant to the Purchase Price Escrow Agreement.

12.2.(b) Security Agreement. The executed Security Agreement attached hereto as Exhibit I.

12.2.(c) Call Option Agreement. The executed Call Option Agreement in the form attached hereto as Exhibit F.

12.2.(d) Conditional Assignment of Domain Name. The executed Conditional Assignment of Domain Name in the form attached hereto as Exhibit G.

12.2.(e) Stock Pledge Agreement. The executed Stock Pledge Agreement in the form attached hereto as Exhibit H.

12.2.(f) Purchase Price Escrow Agreement. The executed Purchase Price Escrow Agreement in the form attached hereto as Exhibit A.

12.2.(g) Compliance Certificate. A certificate signed by the chief executive officer of Buyer that each of the representations and warranties made by Buyer in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by

Buyer), and that Buyer has performed and complied with all of Buyer’s obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

12.2.(h) Other Documents. All other documents, instruments or writings required to be delivered to Seller at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Seller may reasonably request, including by not limited to, such other documents as Seller may reasonably request to perfect its security interest in the Purchased Assets.

12.3. License Back to Seller.

For the sole and limited purpose of enabling Seller’s use and operation of the other domains currently owned by Seller as listed in Schedule 1.2(g) hereof, effective upon the Closing Date, Buyer grants to Seller a worldwide, non-exclusive, royalty-free, fully-paid and limited right and license, with no right of sublicense, to use Trade Rights that are associated with the Business only to the sole and limited extent that such Trade Rights are also necessary for the operation of such other currently-owned domains, as such domains may be further developed or enhanced by Seller from time to time. The license granted herein shall not be assignable or transferable in any manner, including by operation of law, except with the prior written consent of Buyer.

13	TERMINATION

13.1. Right of Termination Without Breach.

This Agreement may be terminated without further liability, subject to the right of Seller or Buyer, as the case may be, to receipt of Total Earnest Money pursuant to this Agreement and the Earnest Money Escrow Agreement, of any party at any time prior to the Closing:

13.1.(a) by mutual written agreement of Buyer and Seller, or

13.1.(b) by either Buyer or Seller if the Closing shall not have occurred by September 26, 2005, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

13.2. Termination for Breach.

13.2.(a) Termination by Buyer. If (i) there has been a material violation or breach by Seller of any of the agreements, representations or warranties contained in this Agreement, which has not been cured after five (5) days’ written notice by Buyer and which has not been waived in writing by Buyer; or (ii) there has been a failure of satisfaction of a condition to the obligations of Buyer which has not been so waived; then Buyer may, by written notice to Seller at any time prior to the Closing, terminate this Agreement. Notice of Termination shall include the applicable subsection under which termination is being exercised as well as details supporting the reason for termination.

13.2.(b) Termination by Seller. If (i) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement, which has not been cured after five (5) days’ written notice by Seller and which has not been waived in writing by Seller, or (ii) there has been a failure of satisfaction of a condition to the obligations of Seller which has not been so waived, then Seller may, by written notice to Buyer at any time prior to the Closing terminate this Agreement. Notice of Termination shall include the applicable subsection under which termination is being exercised as well as details supporting the reason for termination.

14	MISCELLANEOUS

14.1. Disclosure Schedule.

The term “Disclosure Schedule” as used in this Agreement refers to the collective Schedules incorporated herein. Information set forth in the Disclosure Schedule specifically refers to the article and section of this Agreement to which such information is responsive and such information shall not be deemed to have been disclosed with respect to any other article or section of this Agreement or for any other purpose. The Disclosure Schedule shall not vary, change or alter the language of the representations and warranties contained in this Agreement and, to the extent the language in the Disclosure Schedule does not conform in every respect to the language of such representations and warranties, such language shall be disregarded and be of no force or effect.

14.2. Further Assurance.

(a) From time to time, at Buyer’s request and without further consideration, Seller shall do, acknowledge, execute and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and other such documents, instruments and consents as may be reasonably necessary or appropriate to consummate more effectively the transactions contemplated hereby, to discharge the covenants of Seller and to vest in Buyer good, valid and marketable title to the Business and the Purchased Assets, including but not limited to, completing, executing and delivering the necessary Network Solutions, Inc. registrant name change agreement pertaining to the Domain Name and executing any and all documents and notices necessary for the assignment to Buyer of any Contracts.

(b) Seller recognizes that Buyer may need financial or other data with respect to the Purchased Assets or the Business covering periods prior to or after the Closing in order to comply with rules and regulations of the United States Securities and Exchange Commission, courts or other governmental organizations and agencies, and Seller shall render reasonable cooperation to Buyer and its auditors to provide such information upon request.

14.3. Disclosures and Announcements.

All press releases and other public disclosures and announcements concerning the transactions provided for in this Agreement shall be made only by Buyer, and Buyer shall seek input from Seller on content and timing of such disclosures and announcements. In no event shall Seller’s approval be required, however, particularly with respect to any statements and other information which Buyer may submit to the Securities and Exchange Commission or Buyer’s stockholders or be required to make pursuant to any rule or regulation of the Securities and Exchange Commission or NASDAQ, or otherwise required by law.

14.4. Assignment; Parties in Interest.

14.4.(a) Assignment. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without consent of any other party, (i) cause IRS, Inc. to carry out all or part of the transactions contemplated hereby; and (ii) assign to IRS, Inc. all of Buyer’s rights and benefits in and to this Agreement and all agreements contemplated or necessary to effectuate the transactions contemplated by this Agreement, including all agreement contained as exhibits hereto; provided, however, that Buyer shall, nevertheless, remain liable for all of its obligations, and those of IRS, Inc., to Seller hereunder.

14.4.(b) Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

14.5. Equitable Relief.

Seller agrees that any breach of the Seller’s obligation to consummate the sale of the Purchased Assets on the Closing Date, any breach of any of Seller’s obligations imposed by Articles 6 and 7 hereof shall result in irreparable injury to Buyer for which a remedy at law would be inadequate; and that, in addition to any relief at law which may be available to Buyer for such breach and regardless of any other provision contained in this Agreement, Buyer shall be entitled to injunctive and other equitable relief as a court may grant. This Section 14.4 shall not be construed to limit Buyer’s right to obtain equitable relief for other breaches of this Agreement under general equitable standards.

14.6. Law Governing Agreement; Jurisdiction and Venue.

This Agreement shall be construed and interpreted according to the internal laws of the State of North Carolina, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. In the event it shall become necessary for any party to take action of any type whatsoever to enforce the terms of this Agreement, venue shall lie exclusively in the state or federal courts sitting in Wake County, North Carolina. The parties consent to the personal jurisdiction of the aforementioned venues in any action concerning or relating to the Agreement, and any objections to personal jurisdiction are hereby expressly waived. THE

PARTIES HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR OTHER LITIGATION RESULTING FROM OR INVOLVING THE ENFORCEMENT OF THIS AGREEMENT OR A DISPUTE UNDER OR RELATING TO THIS AGREEMENT. Process and pleadings mailed to a party at the address provided in Section 14.8 shall be deemed properly served and accepted for all purposes.

14.7. Amendment and Modification.

No purported modification, amendment or waiver of this Agreement or its terms shall be effective unless it is in writing and signed by Buyer and Seller.

14.8. Notice.

All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

(a)	If to Buyer, to:

InterSearch Group, Inc.

250 Montgomery Street

Suite 1200

San Francisco, CA 94104

Attn: Daniel M. O’Donnell

Facsimile: (415) 869-5403

With copies to:

Foley & Lardner LLP

100 N. Tampa Street

Suite 2700

Tampa, FL 33602

Attn: Martin A. Traber, Esq.

Facsímile: (813) 221-4210

or to such other person or address as Buyer shall furnish to Seller in writing.

(b)	If to Seller, to:

DotCom Corporation

1135 Kildaire Farm Road

Suite 200

Cary, NC 27511

Attn: W. F. Humphries

Facsimile: (919) 468-5585

With copies to:

Stephenson & Stephenson, LLP

580 New Waverly Place, Suite 240

Cary, North Carolina 27511

Attn: Richard Stephenson, Esq.

Facsimile: (919) 858-8414

or to such other person or address as Seller shall furnish to Buyer in writing.

If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

14.9. Expenses.

Regardless of whether or not the transactions contemplated hereby are consummated:

14.9.(a) Costs and Expenses of the Parties. Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

14.9.(b) Costs of Litigation or Arbitration. The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys’ fees and prejudgment interest.

14.10. Entire Agreement.

This instrument, along with all exhibits and schedules thereto, embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

14.11. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.12. Delivery by Facsimile.

This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of facsimile machine as a defense to the enforceability of a contract and each such party forever waives any such defense.

14.13. Headings.

The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

14.14. Contract Interpretation.

Ambiguities, inconsistencies, or conflicts in this Agreement shall not be strictly construed against the drafter of the language but shall be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the parties’ intentions at the time this Agreement is entered into. Each party hereto agrees that it has consulted with, or had ample opportunity to consult with, counsel of its own choosing. Where the context of this Agreement requires, singular terms shall be considered plural, and plural terms shall be considered singular. Where any group or category of items or matters is defined collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number.

[REST OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

“BUYER”

INTERSEARCH GROUP, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President and CEO

“SELLER”

DOTCOM CORPORATION

By:	/s/ W. F. Humphries
Name:	W. F. Humphries
Title:	President

SCHEDULE 1.1.(e)

Contracts

“H&R Block Digital Tax Solutions”

“EZ Tax Return”

“Network Solutions Agreement”

“LinkConnector Terms and Conditions”

“Tax9er Terms and Conditions”

“Link2Gov Corp.”

SCHEDULE 1.2(g)

Domains Owned by Seller

abouwtefile.com abowtefile.com dotcom-corp.com efilefree.com formsend.com freefile.com gozone.com taxcopy.com taxestimate.com taxextension.com taxextensions.com taxmind.com taxprotect.com

EXHIBIT A

PURCHASE PRICE ESCROW AGREEMENT

(Omitted. The Company agrees to furnish a copy of this exhibit to the Commission upon request.)

EXHIBIT B

EARNEST MONEY ESCROW AGREEMENT

(Omitted. The Company agrees to furnish a copy of this exhibit to the Commission upon request.)

EXHIBIT C

SELLER HOURLY CONSULTING RATES

Employee	Title or IRS.com Function	Hourly Wage	Rate to be Paid by Buyer for Employee
Choots Humphries	President	$89.93	$130.00
Ernie St. Gelais	Vice President	$89.93	$130.00
Andrew Crum	Lead Programmer	$46.19	$70.00
Jackie Bates	SEO/SEM	$24.51	$40.00
Wofford Humphries	Database	$64.56	$95.00
Ros Phillips	Customer (Minor) Relations	$33.31	$50.00

EXHIBIT D

LINKCONNECTOR AGREEMENT

(Omitted. The Company agrees to furnish a copy of this exhibit to the Commission upon request.)

EXHIBIT E

ASSIGNMENT OF CONTRACTS

(Omitted. The Company agrees to furnish a copy of this exhibit to the Commission upon request.)

EXHIBIT F

CALL OPTION AGREEMENT

THIS CALL OPTION AGREEMENT (this “Agreement”) is made as of the 26th day of September, 2005 (“Effective Date”) by and between DotCom Corporation, a North Carolina corporation whose principal offices are located at 1135 Kildaire Farm Road, Suite 200, Cary, NC 27511 (“Seller”), and InterSearch Group, Inc., a Florida corporation whose principal offices are located at 250 Montgomery Street, Suite 1200, San Francisco, CA 94104 (“Buyer” or “InterSearch”).

RECITALS

A. Seller and Buyer have entered into an Amended and Restated Asset Purchase Agreement effective as of the 23rd day of September, 2005 (the “APA”) for the purchase by Buyer of the Purchased Assets, as defined in the APA, (the “Purchased Assets”) including the domain name www.irs.com (the “Domain Name”).

B. The purchase price for the Purchased Assets includes shares of common stock of InterSearch Group, Inc. which were transferred to an escrow agent (the “Escrow Agent”) pursuant to the Purchase Price Escrow Agreement dated as of even date hereof (the “Escrow Shares”) and were made subject to a call option held by InterSearch Group, Inc. pursuant to the APA.

C. Seller and Buyer desire to outline the terms of the call option and the circumstances under which such option may be exercised and Seller’s rights upon an Event of Default, as defined herein, under the terms of the Agreement.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1 CALL RIGHT AND OBLIGATION

1.1. General.

InterSearch shall have the right to purchase all of the Escrow Shares under and subject to the terms and conditions described herein (the “Call Option”). Buyer may exercise the Call Option in its sole discretion at any time prior to August 12, 2006, provided however, that Buyer shall be obligated to exercise its Call Option upon the earlier of (i) the expiration of a five-business day period following the closing of a sale of InterSearch’s common stock in an underwritten public offering under the Securities Act of 1933, as amended (such closing referred to herein as the “QPO”); or (ii) August 12, 2006.

1.2. Mechanics of Exercise; Seller’s Buy-Out Right.

To exercise the Call Option, InterSearch shall deliver written notice to Seller of its decision to exercise the Call Option (the “Call Option Notice”). After InterSearch has delivered its Call Option Notice, Seller shall have the right to prevent InterSearch from calling the following increments of the Escrow Shares (the “Buy-Out Option”) for the respective price (“Buy-Out Exercise Price”) according to the following table:

Buy-Out Option	Buy-Out Exercise Price
1/6 of Escrow Shares	$10,000.00
1/3 of Escrow Shares	$20,000.00
1/2 of Escrow Shares	$30,000.00
2/3 of Escrow Shares	$40,000.00
5/6 of Escrow Shares	$50,000.00
All Escrow Shares	$60,000.00

To exercise its Buy-Out Option, Seller shall provide written notice to InterSearch of its decision to exercise its Buy-Out Option (the “Buy-Out Option Notice”) within two (2) business days after receipt of the Call Option Notice (the “Buy-Out Option Period”). If Seller timely and validly exercises its Buy-Out Option, Seller shall be obligated to pay the Buy-Out Exercise Price to InterSearch in immediately available cash within five (5) business days of the date of the Buy-Out Option Notice (the “Buy-Out Payment Period”). Upon payment of the Buy-Out Exercise Price by Seller, all of the Escrow Shares for which the Buy-Out Option was exercised shall be disbursed from escrow to Seller, and any Escrow Shares not subject to the Buy-Out Option (and therefore subject to the Call Option) shall be disbursed from escrow to InterSearch after the closing and payment of the Call Option Purchase Price as defined and described in Section 2 hereof.

2 CLOSING OF PURCHASE OF ESCROW SHARES PURSUANT TO CALL OPTION

If Seller (i) does not timely exercise its Buy-Out Option; (ii) validly exercises its Buy-Out Option with respect to any increment less than all of the Escrow Shares; or (iii) does not pay the Buy-Out Exercise Price within the Buy-Out Payment Period, then InterSearch shall be obligated to purchase the Escrow Shares not affected by the Buy-Out Option for a purchase price of One Million and Twenty Five Thousand U.S. Dollars ($1,025,000) for each one-sixth (1/6) increment of the Escrow Shares not purchased as part of the Buy-Out Option (the “Call Option Purchase Price”). InterSearch shall have no further payment obligation to Seller if Seller exercises its Buy-Out Option with respect to all of the Escrow Shares.

The closing of the purchase of the Escrow Shares subject to the Call Option shall take place as follows: the Call Option Purchase Price shall be payable to Escrow Agent in immediately available cash upon the last to occur of the following: (i) within fifteen (15) business days of the Call Option Notice if either (a) Seller validly exercises its Buy-Out Option with respect to any increment less than all of the Escrow Shares; or (b) does not pay the Buy-Out Exercise Price within the Buy-Out Payment Period; (ii) within eight (8) business days of the Call Option Notice if the Buy-Out Option was not exercised at all or not validly exercised; (iii) upon the execution and delivery to the Escrow Agent by Seller and Buyer of joint instructions to release the Escrow Shares to InterSearch as part of the closing of the Escrow Shares purchase; and (iv) upon receipt by InterSearch of a duly executed stock power enabling the transfer to InterSearch of the Escrow Shares subject to the Call Option, as well as such other documents, instruments, certificates and other items that may be reasonably requested by InterSearch or otherwise required in connection therewith. Seller agrees that it shall execute and deliver to InterSearch such further instruments as InterSearch may reasonably request to effect, evidence or facilitate the transfer of the legal and beneficial title and sole possession of the Escrow Shares subject to the Call Option to InterSearch. The parties agree that the Call Option Purchase Price shall be disbursed by Escrow Agent to seller only upon confirmation that Buyer is the owner of the Domain Name as indicated on the “Who Is” domain registration lookup.

3 EFFECT ON ESCROW ARRANGEMENT

InterSearch and Seller agree, that the intent of this Agreement is that the Escrow Shares shall be released from escrow to InterSearch to the extent that such shares are subject to the Call Option, and to Seller to the extent the Seller validly exercises its Buy-Out Option as to certain or all of such shares, and each shall execute such documents, instruments, certificates and other items as may be necessary to facilitate the release of the Escrow Shares and the transfer of legal and beneficial title to Seller.

4 MANDATORY CALL; TRANSFER OF DOMAIN NAME

InterSearch and Seller agree that InterSearch is obligated to exercise the Call Option upon the earlier of the expiration of the five-business day period following a QPO or August 12, 2006 pursuant to the terms hereof. Upon Seller’s exercise of the Buy-Out Option as to all of the Escrow Shares or upon InterSearch’s purchase, pursuant to the Call Option, of all Escrow Shares remaining in escrow, all in accordance with this Agreement (each, a “Transfer Event”), Seller shall be obligated to transfer immediately the Domain Name to Buyer (the “Domain Transfer”) and to execute all such documents in a format acceptable to the Registrar as shall be effective to vest in Buyer any and all right and interest of Seller in and to the Domain Name free and clear of all Liens, which covenant shall survive the termination of this Agreement. Such obligation is secured by the Conditional Assignment of Domain Name, Security Agreement and Stock Pledge Agreement entered into between the parties as of even date herewith (together, the “Security Documents”).

5 ADJUSTMENT OF ESCROW SHARES

The parties agree that the Escrow Shares shall be equal to 41,000,000 shares of InterSearch’s common stock until a QPO. If InterSearch has not exercised its Call Option before a QPO, the number of common shares comprising the Escrow Shares upon the QPO shall be adjusted so that the Escrow Shares held in escrow immediately after the QPO shall equal Six Million One Hundred and Fifty Thousand U.S. Dollars ($6,150,000) divided by the Weighted Average Price, as defined below. InterSearch and Seller agree that each shall execute such documents, instruments, releases, certificates and other items as may be necessary to facilitate the release of Escrow Shares from escrow or the transfer of additional shares of common stock to the Escrow Agent, as applicable to implement the adjustment pursuant to this section.

“Weighted Average Price” for purposes of this section means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market, as defined below, during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Buyer and the Seller. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Principal Market” for purposes of this section means the principal securities exchange or national automated dealer quotation system on which InterSearch’s common stock is then traded.

6 DEFAULT AND REMEDY; IMPAIRMENT OF TRANSFERABILITY

If InterSearch (i) fails to (A) after exercise of the Call Option, timely close the purchase of the Escrow Shares not affected by any Buy-Out Option; or (B) exercise the Call Option when it is obligated to do so under Section 4 hereof; or (ii) is found to have breached any of the representations in Section 5.4 of the APA that it made on the Closing Date (as defined in the APA) (all such events referred to individually as an “Buyer Event of Default”), Seller’s sole and exclusive remedy shall be the retention of the Domain Name, and Seller shall be obligated to provide written notice to InterSearch of its intention to retain the Domain Name (the “Retention Notice”).

If Seller fails to transfer the Domain Name to Buyer under this Agreement (a “Seller Event of Default”), Seller shall be obligated to pay to InterSearch, as liquidated damages, an amount equal to $5,000 per day for every day past the fifth day following a Transfer Event during which the Domain Transfer has not occurred because of circumstances within Seller’s control.

If at any time Seller’s ability to transfer the Domain Name to Buyer is restricted or impaired for reasons beyond Seller’s control, all time periods referenced in this Agreement shall, at InterSearch’s sole discretion and with written notice from InterSearch to Seller, be tolled and suspended. Seller shall be obligated to provide InterSearch with written notice promptly upon learning of any such pending or threatened restriction or impairment of the transfer of the Domain Name. Upon such restriction or impairment being cured on or after August 12, 2006, if InterSearch fails to (A) after exercise of the Call Option, timely close the purchase of the Escrow Shares not affected by any Buy-Out Option; or (B) exercise the Call Option when it is obligated to do so under Section 4 hereof (the date of such failure being referred to herein as a “Call Failure”), then Buyer shall be obligated to promptly pay to Seller the following amount: the product of (i) the gross revenue collected that is derived from Buyer’s operation of the web site (www.irs.com), less commissions paid, during the period of time from the date the restriction or impairment is cured until the date of the Call Failure, divided by the number of days in such period; multiplied by (ii) the number of days in such period less 20. Seller’s inability to transfer the Domain Name because of circumstances outside of its control shall not subject Seller to the liquidated damages described above. Seller shall retain any previously paid portion of the Purchase Price as defined in the APA notwithstanding its inability to transfer the Domain Name to the Buyer.

Upon delivery of the Retention Notice to Buyer, Seller shall be obligated to (i) execute and deliver joint instructions to the Escrow Agent directing it to release all of the Escrow Shares to InterSearch; and (ii) duly execute and deliver to InterSearch a stock power enabling the transfer to InterSearch of all of the Escrow Shares, as well as such other documents, instruments, certificates and other items that may be reasonably requested by InterSearch or that may be otherwise required to effect, evidence or facilitate the transfer of the legal and beneficial title and sole possession of all of the Escrow Shares to InterSearch. The covenants described herein shall survive the termination of this Agreement.

7 TERMINATION

This Agreement shall terminate upon the earlier of (i) the termination of the Escrow Agreement; (ii) the mutual written agreement of the parties hereto; (iii) Seller’s exercise of the Buy-Out Option as to all of the Escrow Shares; (iv) InterSearch’s purchase, pursuant to the Call Option, of all Escrow Shares remaining in escrow; or (v) the Domain Transfer.

8 MISCELLANEOUS

8.1. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.2. Delivery by Facsimile.

This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of facsimile machine as a defense to the enforceability of a contract and each such party forever waives any such defense.

8.3. Headings.

The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

8.4. Law Governing Agreement; Jurisdiction and Venue.

This Agreement shall be construed and interpreted according to the internal laws of the State of New York, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. In the event it shall become necessary for any party to take action of any type whatsoever to enforce the terms of this Agreement, venue shall lie exclusively in the state or federal courts sitting in New York County, New York. The parties consent to the personal jurisdiction of the aforementioned venues in any action concerning or relating to the Agreement, and any objections to personal jurisdiction are hereby expressly waived. THE PARTIES HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR OTHER LITIGATION RESULTING FROM OR INVOLVING THE ENFORCEMENT OF THIS AGREEMENT OR A DISPUTE UNDER OR RELATING TO THIS AGREEMENT. Process and pleadings mailed to a party at the address provided in the APA shall be deemed properly served and accepted for all purposes.

8.5. Amendment and Modification.

No purported modification, amendment or waiver of this Agreement or its terms shall be effective unless it is in writing and signed by Buyer and Seller.

8.6. Contract Interpretation.

Ambiguities, inconsistencies, or conflicts in this Agreement shall not be strictly construed against the drafter of the language but shall be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the parties’ intentions at the time this Agreement is entered into. Each party hereto agrees that it has consulted with, or had ample opportunity to consult with, counsel of its own choosing. Where the context of this Agreement requires, singular terms shall be considered plural, and plural terms shall be considered singular. Where any group or category of items or matters is defined collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number.

[REST OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

“BUYER”

INTERSEARCH GROUP, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President and CEO

“SELLER”

DOTCOM CORPORATION

By:	/s/ W. F. Humphries
Name:	W. F. Humphries
Title:	President

EXHIBIT G

CONDITIONAL ASSIGNMENT OF DOMAIN NAME

(Omitted. The Company agrees to furnish a copy of this exhibit to the Commission upon request.)

EXHIBIT H

STOCK PLEDGE AGREEMENT

(Omitted. The Company agrees to furnish a copy of this exhibit to the Commission upon request.)

EXHIBIT I

SECURITY AGREEMENT

(Omitted. The Company agrees to furnish a copy of this exhibit to the Commission upon request.)

SCHEDULE 3.1

NUMBER OF ESCROW SHARES

41,000,000 shares of InterSearch Group, Inc. common stock, until as subsequently adjusted pursuant to the Call Option Agreement

AMENDMENT NO. 1 TO AMENDED AND RESTATED

ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of the 29th day of September, 2005 by and between DotCom Corporation, a North Carolina corporation (“Seller”), InterSearch Group, Inc., a Florida corporation (“InterSearch”) and Internet Revenue Services, Inc., a Nevada corporation (“Buyer”).

RECITALS

WHEREAS, Seller and InterSearch entered into that certain Amended and Restated Asset Purchase Agreement dated effective as of the 23rd day of September, 2005, (“APA”) pursuant to which InterSearch proposed to purchase from Seller, and Seller proposed to sell to InterSearch, the domain name www.irs.com and certain other assets (the “Transaction”);

WHEREAS, the APA was assigned from InterSearch to Buyer effective as of the 26th day of September, 2005; and

WHEREAS, the closing of the Transaction took place on September 29, 2005, and the Seller, InterSearch and Buyer now desire to modify the definition of “Closing” and “Closing Date” in the APA to reflect the actual date of the closing.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1.	DEFINITION OF CLOSING AND CLOSING DATE

Seller, InterSearch and Buyer expressly agree and acknowledge that the Closing (as such capitalized term is used in the APA) of the Transaction took place on September 29, 2005, and therefore, the capitalized term “Closing Date” as referenced in Section 12 of the APA shall mean September 29, 2005, for all purposes of the APA and the ancillary documents referenced therein, provided, however, that the representation of Seller in Section 4.8 of the APA shall extend only to September 26, 2005, with regard to any Litigation threatened to be brought by SmashClicks, LLC.

2.	MISCELLANEOUS

2.1 Law Governing Amendments; Jurisdiction and Venue.

This Amendment shall be construed and interpreted according to the internal laws of the State of New York, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. In the event it shall become necessary for any parry to take action of any type whatsoever to enforce the terms of this Amendment, venue shall lie exclusively in the state or federal courts sitting in Manhattan, New York. The parties consent to the personal jurisdiction of the aforementioned venues in any action concerning or relating to the Amendment, and any objections to personal jurisdiction are hereby expressly waived. THE PARTIES HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR OTHER LITIGATION RESULTING FROM OR INVOLVING THE ENFORCEMENT OF THIS AMENDMENT OR A DISPUTE UNDER OR RELATING TO THIS AMENDMENT.

2.2 Counterparts; Effectiveness of Agreement.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be effective as between the parties who are signatories thereto.

[REST OF PAGE INTENTIONALLY BLANK]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

“BUYER”

INTERNET REVENUE SERVICES, INC.

By:	/s/ Robert Hoult
Name:	Robert Hoult
Title:	President

“INTERSEARCH”

INTERSEARCH GROUP, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President and CEO

“SELLER”

DOTCOM CORPORATION

By:	/s/ W. F. Humphries
Name:	W. F. Humphries
Title:	President

3

AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of the 26th day of August, 2005 by and between DotCom Corporation, a North Carolina corporation whose principal offices are located at 1135 Kildaire Farm Road, Suite 200, Cary, NC 27511 (“Seller”), and InterSearch Group, Inc., a Florida corporation whose principal offices are located at 250 Montgomery Street, Suite 1200, San Francisco, CA 94104 (“Buyer”). Smash Clicks, LLC, a Nevada limited liability company (“Smash Clicks”) joins in this Amendment only to the extent the provisions herein affect Sections 3.4 and 12.3.

RECITALS

A. WHEREAS, Seller and Buyer entered into that certain Asset Purchase Agreement dated effective as of the 13th day of July, 2005, that was thereafter amended by Amendment No. 1 (“Amendment No. 1”) effective as of the 12th day of August, 2005 (the “Asset Purchase Agreement”) pursuant to which Buyer proposed to purchase from Seller, and Seller proposed to sell to Buyer, the domain name www.irs.com and certain other assets; and

B. WHEREAS, Seller and Buyer now desire to modify certain terms of the Asset Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1	AMENDMENT TO ASSET PURCHASE AGREEMENT

Seller and Buyer expressly agree and acknowledge that the term “Amendment Deadline” as defined in Section 2 of Amendment No. 1 of the Asset Purchase Agreement shall hereby be amended to mean no later than 5:00 Pacific Standard Time, August 30, 2005.

2	MISCELLANEOUS

2.1 Law Governing Amendment; Jurisdiction and Venue.

This Amendment shall be construed and interpreted according to the internal laws of the State of New York, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. In the event it shall become necessary for any party to take action of any type whatsoever to enforce the terms of this Amendment, venue shall lie exclusively in the state or federal courts sitting in Manhattan, New York. The parties consent to the personal jurisdiction of the aforementioned venues in any action concerning or relating to the Amendment, and any objections to personal jurisdiction are hereby expressly waived. THE PARTIES HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR OTHER LITIGATION RESULTING FROM OR INVOLVING THE ENFORCEMENT OF THIS AMENDMENT OR A DISPUTE UNDER OR RELATING TO THIS AMENDMENT. Process and pleadings mailed to a party at the address provided in Section 2.2 shall be deemed properly served and accepted for all purposes.

2.2 Notice.

All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

(a)	If to Buyer, to:

InterSearch Group, Inc.

250 Montgomery Street

Suite 1200

San Francisco, CA 94104

Attn: Daniel M. O’Donnell

Facsimile: (415) 869-5403

With copies to:

Foley & Lardner LLP

100 N. Tampa Street

Suite 2700

Tampa, FL 33602

Attn: Martin A. Traber, Esq.

Facsímile: (813) 221-4210

or to such other person or address as Buyer shall furnish to Seller in writing.

(b)	If to Seller, to:

DotCom Corporation

1135 Kildaire Farm Road

Suite 200

Cary, NC 27511

Attn: W. F. Humphries

Facsimile: (919) 468-5585

With copies to:

Stephenson & Stephenson, LLP

580 New Waverly Place, Suite 240

Cary, North Carolina 27511

Attn: Richard Stephenson, Esq.

Facsimile: (919) 858-8414

or to such other person or address as Seller shall furnish to Buyer in writing.

(c)	If to Smash Clicks, to:

Smash Clicks, LLC

275 Madison Avenue, 4th floor

New York, New York 10016

Attn: Tihan Seale

Facsimile: (888) 762-7423

With copies to:

Stephenson & Stephenson, LLP

580 New Waverly Place, Suite 240

Cary, North Carolina 27511

Attn: Richard Stephenson, Esq.

Facsimile: (919) 858-8414

or to such other person or address as Smash Clicks shall furnish to Seller and Buyer in writing.

If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Amendment may change its address for the purposes of this Amendment by giving notice thereof in accordance with this Section.

2.3 Entire Agreement.

This instrument, together with the Asset Purchase Agreement, embody the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

2.4 Amendments and Waivers.

Except as otherwise expressly provided herein, this Amendment shall not be amended or modified in any manner except by an instrument in writing signed by all of the parties hereto. The waiver by a party of any condition, or any breach of this Amendment by any other party, shall not be effective unless in a writing signed by the waiving party, and no such waiver shall operate or be construed as the waiver of any conditions other than those expressly identified in the written waiver or of the same or another breach on a subsequent occasion.

2.5 Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.6 Delivery by Facsimile.

This Amendment, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of facsimile machine as a defense to the enforceability of a contract and each such party forever waives any such defense.

[REST OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

“BUYER”

INTERSEARCH GROUP, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President and CEO

“SELLER”

DOTCOM CORPORATION

By:	/s/ W. F. Humphries
Name:	W. F. Humphries
Title:	President

Smash Clicks, LLC, a Nevada limited liability company, joins in this Amendment No. 2 only to the extent that Sections 3.4 and 12.3 of the original Asset Purchase Agreement are affected.

SMASH CLICKS, LLC

By:	/s/ Tihan Seale
Name:	Tihan Seale
Title:	General Manager

AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of the 30th day of August, 2005 by and between DotCom Corporation, a North Carolina corporation whose principal offices are located at 1135 Kildaire Farm Road, Suite 200, Cary, NC 27511 (“Seller”), and InterSearch Group, Inc., a Florida corporation whose principal offices are located at 250 Montgomery Street, Suite 1200, San Francisco, CA 94104 (“Buyer”). Smash Clicks, LLC, a Nevada limited liability company (“Smash Clicks”) joins in this Amendment only if, and only to the extent that, the provisions herein affect Sections 3.4 and 12.3 of the Asset Purchase Agreement.

RECITALS

A. WHEREAS, Seller and Buyer entered into that certain Asset Purchase Agreement dated effective as of the 13th day of July, 2005, that was thereafter amended by Amendment No. 1 effective as of the 12th day of August, 2005 and Amendment No. 2 (“Amendment No. 2”) effective as of the 26th day of August, 2005 (the “Asset Purchase Agreement”) pursuant to which Buyer proposed to purchase from Seller, and Seller proposed to sell to Buyer, the domain name www.irs.com and certain other assets; and

B. WHEREAS, Seller and Buyer now desire to modify certain terms of the Asset Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1.	AMENDMENTS

1.1 Seller and Buyer expressly agree and acknowledge that the term “Amendment Deadline” as defined in Section 1 of Amendment No. 2 of the Asset Purchase Agreement shall hereby be amended to mean no later than 5:00 Pacific Standard Time, September 2, 2005.

1.2 Seller and Buyer expressly agree and acknowledge that the first sentence of Section 3.1 of the Asset Purchase Agreement shall be amended and restated in its entirety to read as follows: “The purchase price (the “Purchase Price”) for the Purchased Assets shall be Ten Million One Hundred and Fifty Thousand U.S. Dollars ($10,150,000).”

2.	CONSIDERATION FOR AMENDMENTS

2.1 As consideration for the above amendments of the Asset Purchase Agreement, Buyer shall pay to Seller, within ten (10) days of the execution of this Amendment, $50,000 in cash (the “Second Extension Deposit”), which shall be paid as part of the Purchase Price upon the Closing, as such capitalized terms are defined in the Asset Purchase Agreement, as amended herein. The Second Extension Deposit shall be non-refundable.

3.	MISCELLANEOUS

3.1 Law Governing Amendment; Jurisdiction and Venue.

This Amendment shall be construed and interpreted according to the internal laws of the State of New York, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. In the event it shall become necessary for any party to take action of any type whatsoever to enforce the terms of this Amendment, venue shall lie exclusively in the state or federal courts sitting in Manhattan, New York. The parties consent to the personal jurisdiction of the aforementioned venues in any action concerning or relating to the Amendment, and any objections to personal jurisdiction are hereby expressly waived. THE PARTIES HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR OTHER LITIGATION RESULTING FROM OR INVOLVING THE ENFORCEMENT OF THIS AMENDMENT OR A DISPUTE UNDER OR RELATING TO THIS AMENDMENT. Process and pleadings mailed to a party at the address provided in Section 3.2 shall be deemed properly served and accepted for all purposes.

3.2 Notice.

All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

(a)	If to Buyer, to:

InterSearch Group, Inc.

250 Montgomery Street

Suite 1200

San Francisco, CA 94104

Attn: Daniel M. O’Donnell

Facsimile: (415) 869-5403

With copies to:

Foley & Lardner LLP

100 N. Tampa Street

Suite 2700

Tampa, FL 33602

Attn: Martin A. Traber, Esq.

Facsímile: (813) 221-4210

or to such other person or address as Buyer shall furnish to Seller in writing.

(b)	If to Seller, to:

DotCom Corporation

1135 Kildaire Farm Road

Suite 200

Cary, NC 27511

Attn: W. F. Humphries

Facsimile: (919) 468-5585

With copies to:

Stephenson & Stephenson, LLP

580 New Waverly Place, Suite 240

Cary, North Carolina 27511

Attn: Richard Stephenson, Esq.

Facsimile: (919) 858-8414

or to such other person or address as Seller shall furnish to Buyer in writing.

(c)	If to Smash Clicks, to:

Smash Clicks, LLC

275 Madison Avenue, 4th floor

New York, New York 10016

Attn: Tihan Seale

Facsimile: (888) 762-7423

With copies to:

Stephenson & Stephenson, LLP

580 New Waverly Place, Suite 240

Cary, North Carolina 27511

Attn: Richard Stephenson, Esq.

Facsimile: (919) 858-8414

or to such other person or address as Smash Clicks shall furnish to Seller and Buyer in writing.

If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Amendment may change its address for the purposes of this Amendment by giving notice thereof in accordance with this Section.

3.3 Entire Agreement.

This instrument, together with the Asset Purchase Agreement (as previously amended), embody the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

3.4 Amendments and Waivers.

Except as otherwise expressly provided herein, this Amendment shall not be amended or modified in any manner except by an instrument in writing signed by Buyer and Seller. The waiver by a party of any condition, or any breach of this Amendment by any other party, shall not be effective unless in a writing signed by the waiving party, and no such waiver shall operate or be construed as the waiver of any conditions other than those expressly identified in the written waiver or of the same or another breach on a subsequent occasion.

3.5 Counterparts; Effectiveness of Agreement.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be effective as between the parties who are signatories thereto.

3.6 Delivery by Facsimile.

This Amendment, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of facsimile machine as a defense to the enforceability of a contract and each such party forever waives any such defense.

[REST OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

“BUYER”

INTERSEARCH GROUP, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President and CEO

“SELLER”

DOTCOM CORPORATION

By:	/s/ W. F. Humphries
Name:	W. F. Humphries
Title:	President

Smash Clicks, LLC, a Nevada limited liability company, joins in this Amendment No. 2 only if, and only to the extent that, Sections 3.4 and 12.3 of the original Asset Purchase Agreement are affected.

SMASH CLICKS, LLC

By:	/s/ Tihan Seale
Name:	Tihan Seale
Title:	General Manager